Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 3, 2014, relating to the balance sheet of PBF Logistics LP included in Registration Statement No. 333-195024 (as amended).

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

May 9, 2014